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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) - June 22, 2007

                       COMMISSION FILE NUMBER: 000-254888

                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                  33-0230641
       (State or jurisdiction of               (IRS Employer Identification No.)
     incorporation or organization)

                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)

                                 (949) 888-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act
  (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CFR 240.14a-12)
o Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           RG GLOBAL LIFESTYLES, INC.


ITEM 1.01  ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

On June 22, 2007, Catalyx Fluid Solutions ("CFS"), a division of RG Global Lifestyles, Inc. ("RGBL"), signed a five-year agreement with Yates Petroleum Corporation ("Yates") whereby CFS will construct and operate a water treatment plant in Wyoming utilizing RGBL's proprietary Catalyx ion exchange technology that removes contaminants from the produced water associated with Yates' coal bed methane (CBM) production. The agreement calls for the project to be implemented in three phases, which are expected to be completed and operational within eighteen months of the date of agreement. In the aggregate, RGBL will be paid royalties on a per barrel basis of clean water discharged from the plant, which at full capacity should result in gross revenues to RGBL of $20-22 million over the term of the agreement. Yates has the right to extend the term of the contract beyond the first five years at its discretion if the regulatory authorities extend the relevant discharge permits for the plant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: June 27, 2007                         RG GLOBAL LIFESTYLES, INC.


                                            By:  /s/ Grant King
                                                 -------------------------------
                                                 Grant King
                                                 Chief Executive Officer